UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2023

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On July 18, 2023, Mustang Bio, Inc. (the “Company”) executed, with a retroactive Effective Date of June 15, 2023,  the Third Amendment to Sublease (the “Third Amendment”), with The Paul Revere Life Insurance Company, a Massachusetts corporation (the “Sublessor”), which amends the Sublease, dated June 14, 2022, by and between the Company and the Landlord (the “Original Sublease,” and as amended, the “Sublease”) pursuant to which the Company rents a portion of space in the building (the “Building”) at One Mercantile Place in Worcester, Massachusetts. As of the date of this Current Report on Form 8-K, the Company is not occupying any space in the Building.

As reflected in the terms of the Third Amendment, the Company has relocated the rented premises from the 26,503 square feet of rentable space on the fourth floor of the Building (the “Existing Sublease Premises”) rented under the Original Sublease to approximately 11,916 square feet of rentable space on the second floor of the Building (the “Relocated Sublease Premises”). The Sublease expires on January 31, 2030.

Pursuant to the terms of the Third Amendment, the Sublessor shall provide an allowance of $119,160 to the Company to perform initial tenant improvements for the Relocated Sublease Premises (the “Allowance”); if the Allowance is not used by the Company by February 29, 2024, the Allowance will be retained by the Sublessor. The deadline to use the Allowance may be extended by the Sublessor in its sole discretion.

Under the terms of the Original Sublease, rent was abated (and not payable) until 11:59 p.m. on November 1, 2024. Under the terms of the Third Amendment, rent will be abated until 11:59 p.m. on March 1, 2024 (such period, the “Relocation Sublease Premises Rent Abatement Period”), at which point rent will commence to be payable at $246,312 ($20,526 monthly) from June 15, 2023 through December 31, 2023. Under the Third Amendment, rent that will be payable following the rent commencement date will be significantly lower than the rent that would have been payable under the Original Sublease. The yearly base rent payable pursuant to the Third Amendment increases 2% on January 1 of each year beginning on January 1, 2024 until January 1, 2029. The yearly base rent will remain the same from the final increase on January 1, 2029 through the expiration of the sublease on January 31, 2030. During the Relocation Sublease Premises Rent Abatement Period, the Company shall pay any Additional Rent (as defined in the Sublease), including, but not limited to, electricity charges for the Relocated Sublease Premises and any additional charges incurred in connection with parking permits.

The Company and the Sublessor previously entered into an immaterial amendment to the Original Sublease (the “Second Amendment”), dated as of April 27, 2023, which extended the deadline by which the Allowance must be used by the Company to December 31, 2023.

The foregoing description of the Sublease, the Second Amendment and the Third Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are  incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1

Sublease, dated June 14, 2022, between the Company and The Paul Revere Life Insurance Company (incorporated by reference to Exhibit 10.22 of the Registrant’s Annual Report on Form 10-K (file No. 001-38191) filed with the SEC on March 30, 2023).

10.2	Second Amendment to Sublease, dated April 27, 2023, between the Company and The Paul Revere Life Insurance Company.
10.3	Third Amendment to Sublease, dated June 15, 2023, between the Company and The Paul Revere Life Insurance Company.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2023	Mustang Bio, Inc.
(Registrant)

	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer